UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Barclays Global Investors Funds

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BGIF 2009

Broadridge Solicitation Script

Meeting Date: November 20th, 2009

Toll Free #: 866-586-0512

Greeting :

Hello, is Mr./Ms.                              available please?

Hi Mr./Ms.                            , my name                      is and I am calling on behalf of the Barclays Global Investors Funds on a recorded line. We recently mailed to you proxy materials for the upcoming Special Meeting of Shareholders to be held on November 20th, 2009 and have not received your proxy. Your Fund’s Board is recommending that you vote in favor of the proposals. Would you like to vote along with the recommendations of the board?

<If shareholder would like to vote>

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is                     , a proxy voting specialist on behalf of the Barclays Global Investors Funds. Today’s date is                      and the time is                      Eastern Time.

Mr./Ms.                            , I have recorded your (Favorable/Against/Abstain) vote for all of your Barclays Global Investors Funds accounts and within 72 hours, you will receive a confirmation statement for each of your fund holdings. If you wish to make any changes you may contact us by calling 1-866-586-0512. Thank you very much for your participation and have a great day/evening.

If shareholder does not recall receiving materials:

For the record, would you please state your full name and mailing address?

I can resend the materials to you. Do you have an email address they can be sent to?

<If yes: Type in the email address and spell it back to the shareholder to confirm>. Thank you. A link to the materials is being emailed to you.>

Thank you. You should receive this shortly and please call us back at 1-866-586-0512 to vote or to have us answer any questions you may have. Thank you for your time today, and have a wonderful day/evening.

< If no email address is available, continue with standard script> Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the materials. Thank you for your time today, and have a wonderful day/evening.

If Not Interested, use Talking Point:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote through one of the other methods outlined in the proxy materials. Thank you for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is                              and I am a proxy voting specialist for the Barclays Global Investors Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on November 20th, 2009.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-586-0512 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 12 Midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

INBOUND - HOLIDAY CLOSED RECORDING

(10665)

“Thank you for calling the Broadridge Proxy Services Center for the Barclays Global Investors Funds. Due to the holiday our offices are currently closed. Please call us back during our normal business hours which are Monday through Friday, 9:30 AM to 12 midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Thank you.”

INBOUND - CLOSED RECORDING

(10615)

When: 10/15/09 Through Duration of Campaign

“Thank you for calling the Broadridge Proxy Services Center for the Barclays Global Investors Funds. Our offices are now closed. If you would like to vote your proxy and have your proxy card available, please do so by accessing the touch tone toll free number or the web site address noted on the card. You will need your control number that is on the card to cast your vote. If you would prefer to call us back, please do so by contacting us during the next scheduled business day. Please call us back during our normal business hours which are Monday through Friday, 9:30 AM to 12 midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE

(10616)

When: 10/15/09 Through Duration of Campaign

“Thank you for calling the Broadridge Proxy Services Center for the Barclays Global Investors Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

AUTOMATED ANSWERING MACHINE MESSAGE

(10614)

When: As needed according to strategy

commencing with start of outbound calling through

duration of campaign

Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Barclays Global Investors Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on November 20th, 2009.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-586-0512 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 12 Midnight and Saturday, 10:00 AM to 9:00 P.M Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

END OF CAMPAIGN MESSAGE

(10617)

When: Effective when toll free number closes

“Thank you for calling the Broadridge Proxy Services Center for the Barclays Global Investors Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Barclays Global Investors Funds, please call the Barclays Global Investors Funds at 1-877-244-1544. Thank you for investing with the Barclays Global Investors Funds.”

I am writing to inform you that as a shareholder in the Barclays Global Investor Funds’ money market funds (the “BGI Cash Funds”) you may be contacted over the next few weeks regarding an important shareholder meeting on November 20, 2009.

Barclays Global Fund Advisors (the “Adviser”) is being acquired by BlackRock, Inc. Upon the closing of the BlackRock transaction, the current investment advisory agreements between the Adviser and each BGI Cash Fund Master Portfolio will automatically terminate. As a result, BGI Cash Fund shareholders, through a shareholder proxy proposal, are being asked to approve a new investment advisory agreement between the Adviser and each BGI Cash Fund Master Portfolio. In addition to the advisory agreement proposal, shareholders of the BGI Cash Funds are being asked to elect a Board of Trustees.

Please see the attached Questions and Answers Regarding Proposals at the Special Meeting of Shareholders in the Barclays Global Investors Funds for additional detail on the shareholder meeting and proposals.

On October 16, 2009, the BGI Cash Funds began e-mailing and mailing proxy packages to shareholders. Broadridge Financial Services (“Broadridge”), our proxy solicitation firm, will begin actively soliciting shareholder participation via reminder e-mails and letters. While we have directed Broadridge not to contact shareholders in the BGI Cash Funds via telephone, shareholders are encouraged to vote through the various methods detailed in the proxy materials sent to you, including calling Broadridge at 1-866-586-0512 Monday through Friday, 9:30 am to midnight and Saturday from 10:00 am to 9:00 pm to place your vote with a live operator. All times are Eastern.

Thank you in advance for your attention to this important shareholder meeting. Please do not hesitate to contact me at if you have any questions at [                            ].

PROXYVOTE.COM

You elected to receive shareholder communications and submit voting instructions via the Internet. This e-mail notification contains information specific to your holding(s) in the mutual fund identified below. Please read the instructions carefully before proceeding.

This is a NOTIFICATION of the:

2009 BARCLAYS GLOBAL INVESTORS FUNDS Special Meeting of Shareholders.

MEETING DATE: November 20, 2009

RECORD DATE: September 30, 2009

CUSIP NUMBER: 066922600

ACCOUNT NUMBER: 3456789012345678901

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

Note: If your e-mail software supports it, you can simply click on the above link.

To access ProxyVote, you will need the above CONTROL NUMBER and the four digit PIN you enrolled with at the time you elected to receive electronic communications (we suggest the last four digits of your Social Security Number or Tax ID). If you do not know your PIN please follow the instructions below. Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date.

To view the documents below, you will need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:

http://www.adobe.com/products/acrobat/readstep2.html

You can view this information at the following Internet site(s):

Proxy Statement: https://materials.proxyvote.com/Approved/MC1950/20090930/NPS_46915.PDF

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:                                M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and Subject line of this message for identification purposes.) AOL Users, please highlight the entire message before clicking reply.

We are writing to inform you that if you own shares in the Barclays Global Investor Funds’ LifePath Funds you may be contacted over the next few weeks regarding an important shareholder meeting on November 20, 2009.

Barclays Global Fund Advisors (the “Adviser”) is being acquired by BlackRock, Inc. Upon the closing of the BlackRock transaction, the current investment advisory agreements between the Adviser and each LifePath Fund Master Portfolio will automatically terminate. As a result, LifePath Fund shareholders, through a shareholder proxy proposal, are being asked to approve a new investment advisory agreement between the Adviser and each LifePath Fund Master Portfolio. In addition to the advisory agreement proposal, shareholders of the LifePath Funds are being asked to elect a Board of Trustees.

Please see the attached Questions and Answers Regarding Proposals at the Special Meeting of Shareholders in the Barclays Global Investors Funds for additional detail on the shareholder meeting and proposals.

On October 16, 2009, the LifePath Funds began e-mailing and mailing proxy packages to shareholders. Broadridge Financial Services (“Broadridge”), our proxy solicitation firm, will begin actively soliciting shareholder participation via e-mails and letters, and through select phone calls. Shareholders are encouraged to call Broadridge at 1-866-586-0512 to vote their shares. Agents are available from Monday through Friday, 9:30 am to midnight and Saturday from 10:00 am to 9:00 pm. All times are Eastern.

Representatives of the LifePath Funds are available to discuss the proxy proposals in more detail. Please do not hesitate to call [                            ] at [                    ] or [                            ] at [                    ] if you have any questions. Thank you in advance for your attention to this important shareholder meeting.